Exhibit No. 10.5
Summary of remuneration, retirement compensation
and group life insurance of the Chairman of the Board,
Directors and Chairman of Nortel Networks Corporation
effective June 29, 2005.

NORTEL NETWORKS CORPORATION (THE “CORPORATION”)
DIRECTORS’ REMUNERATION
(Updated to reflect changes effective June 29, 2005)
All information contained in this summary has been previously disclosed in public filings of the Corporation.

US Dollars

COMMITTEE MEMBER RETAINERS:	$12,500 per annum(1)
Audit Committee(1)
Committee on Directors
Joint Leadership Resources Committee(2)

COMMITTEE CHAIRMAN RETAINER(3)	$15,000 per annum(4)*

AUDIT COMMITTEE CHAIRMAN RETAINER	$35,000 per annum(5)*
Note:
1.	If on same Nortel Networks Limited Committee, Committee member retainer is $6,250 per annum

2.	Joint committee of the Board of Directors of the Corporation and Nortel Networks Limited

3.	Except Audit Committee

4.	If Chairman of same Nortel Networks Limited Committee, Chairman retainer is $7,500 per annum

5.	If Chairman of same Nortel Networks Limited Committee, Chairman retainer is $17,500 per annum
DIRECTORS’ DEFERRED SHARE COMPENSATION PLAN
The payment of fees may, at the election of the director, be deferred under the Nortel Networks Corporation Directors Deferred Share Compensation Plan (the “Plan”). Directors are entitled to elect to receive all or a portion of their fees in the form of share units under the Plan (entitling the Directors to receive an equal number of common shares of the Corporation), with the remainder of such Fees to be paid in cash. The share units will be settled subject to and in accordance with the Plan upon a Director’s retirement from the Board of Directors.
Note:
1.	Directors’ fees are paid in quarterly installments at the end of each calendar quarter.

2.	Directors’ fees generally are not payable to Directors who are salaried employees of Nortel Networks Corporation, Nortel Networks Limited or of any of its or their subsidiaries.

*	Change approved June 29, 2005.